UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 23, 2016

BREKFORD CORPORATION (Exact name of registrant as specified in charter)

Delaware	000-52719	20-4086662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

7020 Dorsey Road
Hanover, Maryland 21076
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (443) 557-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into a Material Definitive Agreement
Item 5.02
Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 23, 2016 (the “Effective Date”), Brekford Corporation (the “Company”) entered into a separation agreement (the “Separation Agreement”) with C.B. Brechin, the Company’s Chief Executive Officer and Chief Financial Officer.  Pursuant to the Separation Agreement, as of the Effective Date Mr. Brechin commenced a sabbatical leave from his positon as the Company’s Chief Executive Officer and Chief Financial Officer. Mr. Brechin will continue to serve as a member of the Board of Directors of the Company. For a period of 18 months from the Effective Date, Mr. Brechin will continue to be paid at the rate of $200,000 per year and will continue to participate in the Company’s sponsored retirement plan and medical and dental insurance plans. The salary and benefits described above will continue beyond the 18 months until such time as Mr. Brechin is removed as a personal guarantor for certain Company obligations.

Commencing 18 months after the Effective Date, Mr. Brechin will serve as a consultant to the Company for a period of four years pursuant to the terms of a consulting agreement between the Company and Mr. Brechin (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Brechin will provide consulting, organizational and strategic services, including, but not limited to, assistance or implementation of the strategic business plans of the Company and assistance with customer relations and project management and he will be paid an annual fee of $150,000.

Rodney Hillman, the Company’s President and Chief Operating Officer was named principal financial officer as of November 23, 2016.

The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as exhibits to this Current Report on Form 8-K.  Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit
10.1	Separation Agreement, dated November 23, 2016 by and between Brekford Corporation and C.B. Brechin
10.2	Form of Consulting Agreement, by and between Brekford Corporation and C.B. Brechin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREKFORD CORPORATION

Date	By:	/s/ Rodney Hillman
	Name:	/s/ Rodney Hillman
	Title:	President and Chief Operating Officer

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